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                                                             Page 17 of 23 pages

                                    EXHIBIT A

     Each of the undersigned hereby agrees that the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of TheStreet.com, Inc. has been filed on behalf of the undersigned.

SIGNATURE:

     Dated February 14, 2000

     Entities:

Oak Investment Partners VIII, Limited Partnership
Oak Associates VIII, LLC
Oak VIII Affiliates Fund, Limited Partnership
Oak VIII Affiliates, LLC
Oak Management Corporation

                                           By:   /s/ Edward F. Glassmeyer
                                                 ---------------------------
                                                 Edward F. Glassmeyer, as
                                                 General Partner or
                                                 Managing Member or as
                                                 Attorney-in-fact for the
                                                 above-listed entities

     Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont
Eileen M. More

                                           By:   /s/ Edward F. Glassmeyer
                                                 ---------------------------
                                                 Edward F. Glassmeyer,
                                                 Individually and as
                                                 Attorney-in-fact for the
                                                 above-listed individuals